Exhibit 99.1

Nuvation Bio Reports First Quarter 2023 Financial Results and Provides Business Update

Enrollment ongoing in the Phase 1b study of NUV-868 in combination with olaparib or enzalutamide

Enrollment ongoing in the Phase 1 monotherapy study of NUV-868

Expect to submit an IND for first Drug-Drug Conjugate (DDC) clinical candidate by year end 2023

Strong balance sheet with cash, cash equivalents and marketable securities of $646.6 million as of March 31, 2023

New York, May 4, 2023 – Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported its financial results for the first quarter ended March 31, 2023, and provided a business update.

“We saw strong clinical execution in the first quarter as we continued to enroll patients in the Phase 1 monotherapy and Phase 1b combination studies of NUV-868,” said David Hung, M.D., Founder, President, and Chief Executive Officer of Nuvation Bio. “We look forward to submitting an IND for our first DDC clinical candidate by the end of this year, demonstrating our ongoing effort to tackle some of the greatest unmet needs in oncology.”

Recent Business Updates

NUV-868, BD2-Selective BETi: Advanced solid tumors

•

Dosing underway in both regimens of the Phase 1b combination study. The Company continues to enroll the Phase 1b study of NUV-868 in combination with olaparib in patients with ovarian cancer, pancreatic cancer, metastatic castration-resistant prostate cancer (mCRPC), triple negative breast cancer and other solid tumors, and in combination with enzalutamide in patients with mCRPC.

•	Dosing underway in the Phase 1 monotherapy study. The Company continues to enroll the Phase 1 monotherapy study in advanced solid tumors.

Drug-Drug Conjugate Platform: Solid tumors

•

Nominated first clinical candidate. Nuvation Bio remains on track to submit an Investigational New Drug (IND) application for an undisclosed DDC candidate with the U.S. Food and Drug Administration by year end 2023.

First Quarter 2023 Financial Results

As of March 31, 2023, Nuvation Bio had cash, cash equivalents and marketable securities of $646.6 million.

For the three months ended March 31, 2023, research and development expenses were $18.8 million, compared to $20.7 million for the three months ended March 31, 2022. The decrease was primarily due to a $1.3 million decrease in personnel-related costs driven by a headcount reduction as well as a $0.6 million decrease in third-party costs related to research services and manufacturing primarily due to the termination of the NUV-422 program.

For the three months ended March 31, 2023, general and administrative expenses were $7.7 million, compared to $7.5 million for the three months ended March 31, 2022. The increase was primarily due to a $1.1 million increase in personnel-related costs driven by stock-based compensation and other benefits offset by a $0.3 million decrease in insurance, a $0.3 million decrease in legal fees and a $0.3 million decrease in other professional fees.

For the three months ended March 31, 2023, Nuvation Bio reported a net loss of $21.7 million, or $(0.10) per share. This compares to a net loss of $21.3 million, or $(0.10) per share, for the comparable period in 2022.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential therapeutic benefit of Nuvation Bio’s product candidates, the expected continued momentum of Nuvation Bio’s clinical trials and the expected timing of an IND filing for Nuvation Bio’s first DDC clinical candidate. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the challenges associated with conducting drug discovery and initiating or conducting clinical trials due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-Q to be filed with the SEC on May 4, 2023, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

nuvation@argotpartners.com

NUVATION BIO INC. and Subsidiaries

Condensed Balance Sheets

Unaudited

(In thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$30,071	$101,099
Prepaid expenses and other current assets	3,682	3,819
Marketable securities	616,538	559,915
Interest receivable on marketable securities	2,273	2,485

Total current assets	652,564	667,318
Property and equipment, net	838	894
Lease security deposit	138	138
Operating lease right-of-use assets	3,519	3,791

Total assets	$657,059	$672,141

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,945	$2,139
Current operating lease liabilities	1,244	1,206
Accrued expenses	8,362	9,816

Total current liabilities	12,551	13,161
Warrant liability	708	850
Non-current operating lease liabilities	2,727	3,054

Total liabilities	15,986	17,065

Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000
(Class A 1,000,000,000, Class B 60,000,000) shares authorized as of March 31, 2023 and December 31, 2022, 218,803,722 (Class A 217,803,722, Class B 1,000,000) and 218,632,699 (Class A 217,632,699, Class B 1,000,000) shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	932,739	927,604
Accumulated deficit	(288,728)	(267,002)
Accumulated other comprehensive income	(2,938)	(5,526)

Total stockholders’ equity	641,073	655,076

Total liabilities and stockholders’ equity	$657,059	$672,141

NUVATION BIO INC. and Subsidiaries

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

For The Three Months Ended March 31,	2023	2022
Operating expenses:
Research and development	$18,787	$20,729
General and administrative	7,734	7,463

Total operating expenses	26,521	28,192

Loss from operations	(26,521)	(28,192)

Other income (expense):
Interest income	4,979	958
Investment advisory fees	(230)	(169)
Change in fair value of warrant liability	142	6,324
Net loss on marketable securities	(96)	(214)

Total other income (expense), net	4,795	6,899

Loss before income taxes	(21,726)	(21,293)
Provision for income taxes	—	—

Net loss	$(21,726)	$(21,293)

Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.10)

Weighted average common shares outstanding, basic and diluted	218,741	213,411

Comprehensive loss:
Net loss	$(21,726)	$(21,293)
Other comprehensive loss, net of taxes:
Unrealized gain (loss) on available-for-sale securities, net	2,588	(5,032)

Comprehensive loss	$(19,138)	$(26,325)